Exhibit 10.58

EXECUTION VERSION

AMENDMENT AGREEMENT

dated as of May 13, 2014

Between EQUINIX, INC. and DEUTSCHE BANK AG, LONDON BRANCH

THIS AMENDMENT AGREEMENT (this “Agreement”) with respect to the Base Supplemental Confirmation (as defined below) is made as of May 13, 2014 between Equinix, Inc. (“Company”) and Deutsche Bank AG, London Branch (“Dealer”).

WHEREAS, Company issued $373,750,000 principal amount of 4.75% Convertible Subordinated Notes due 2016 (the “Convertible Notes”) pursuant to an Indenture dated as of June 12, 2009 between Company and U.S. Bank National Association, as trustee;

WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a base capped call transaction pursuant to an ISDA master confirmation dated as of June 9, 2009, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement (as amended or modified from time to time, the “Master Confirmation”), as supplemented by a confirmation dated as of June 9, 2009 pursuant to which Company purchased from Dealer 325,000 Units (as amended, modified, terminated or unwound from time to time, the “Base Supplemental Confirmation”);

WHEREAS, Company and Dealer entered into an additional capped call transaction pursuant to an ISDA confirmation dated as of June 9, 2009, which supplements, forms a part of, and is subject to the Master Confirmation and an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 48,750 Units in connection with the exercise of the over-allotment option by the underwriters of the Convertible Notes (as amended, modified, terminated or unwound from time to time, the “Additional Supplemental Confirmation” and, together with the Base Supplemental Confirmation, the “Supplemental Confirmations”);

WHEREAS, Company and Dealer entered into an amendment agreement with respect to the Master Confirmation and the Base Supplemental Confirmation pursuant to an amendment agreement dated as of May 2, 2014; and

WHEREAS, Company and Dealer intend to further amend the Base Supplemental Confirmation;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Master Confirmation or the Supplemental Confirmations, as applicable.

2. Amendments.

(a)	The Base Supplemental Confirmation is hereby amended by replacing the number “154,863” opposite the caption “Number of Units” with the number “121,638”.

(b)	The Base Supplemental Confirmation is hereby amended by replacing the number “170,137” opposite the caption “Number of Designated Repurchase Units” with the number “203,362”.

(c)	The Base Supplemental Confirmation is hereby amended by replacing the word “and” immediately preceding clause (iv) in the text opposite the caption “Excluded Repayment Event(s)” with a “,”, deleting the “.” at the end of such text and adding the following to the end of such text: “, (v) $20,150,000 aggregate principal amount of Convertible Notes with Counterparty by the holder thereof for 238,977 Shares and approximately USD2.0 million of cash on May 13, 2014 (or such other date agreed by Counterparty and such holder) pursuant to a Note Exchange Agreement dated as of May 12, 2014 between Counterparty and such holder and (vi) $13,075,000 aggregate principal amount of Convertible Notes with Counterparty by the holder thereof for 155,068 Shares and approximately USD1.3 million of cash on May 13, 2014 (or such other date agreed by Counterparty and such holder) pursuant to a Note Exchange Agreement dated as of May 12, 2014 between Counterparty and such holder.”

3. Continuing Effect. All of the terms and provisions of the Master Confirmation and Supplemental Confirmations shall remain and continue in full force and effect and are hereby confirmed in all respects.

4. Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(e) it is not in possession of any material nonpublic information regarding itself or the Shares.

5. Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

6. Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8. No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

9. Matters Related to Agent. Each party agrees and acknowledges that (i) Agent acts solely as agent on a disclosed basis with respect to this Agreement, and (ii) Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Company or Dealer hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of any Transaction. In this regard, each of Company and Dealer acknowledges and agrees to look solely to the other for performance hereunder, and not to Agent.

10. Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Company, such delivery shall be effected through Agent. In addition, all notices, demands and communications of any kind relating to this Agreement between Dealer and Company shall be transmitted exclusively through Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Deutsche Bank AG, London Branch

By:	/s/ Andrew Yaeger
Authorized Signatory
	Name:	Andrew Yaeger, Managing Director

By:	/s/ Lars Kestner
Authorized Signatory
	Name:	Lars Kestner, Attorney in Fact

Deutsche Bank Securities Inc., acting solely as agent in connection with this Agreement

By:	/s/ Andrew Yaeger
Authorized Signatory
	Name:	Andrew Yaeger, Managing Director

By:	/s/ Lars Kestner
Authorized Signatory
	Name:	Lars Kestner, Managing Director

Equinix, Inc.

By:	/s/ Keith D. Taylor
Authorized Signatory
	Name:	Keith D. Taylor, Chief Financial Officer

[Signature Page to Second Amendment Agreement]